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                                                                    EXHIBIT 10.2

                   AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT


         THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT, dated as of December 21, 1999 (this "Amendment"), is entered into by and among ClientLogic Holding Corporation, a Delaware corporation, formerly known as CustomerONE Holding Corporation (including its successors, the "Corporation"), and the securityholders listed on Schedule A attached hereto. Unless otherwise noted, all capitalized terms have the defined meanings afforded them in that certain Stockholders Agreement, dated as of October 1, 1998, by and among the Corporation and the securityholders listed therein (the "Stockholders Agreement").

         WHEREAS, the Corporation and its Stockholders desire to amend such Stockholders Agreement as set forth in this Amendment, and

         WHEREAS, as of the date hereof the Stockholders collectively own all the outstanding shares of Common Stock of the Corporation as enumerated in Schedule A.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT TO SECTION 1.1 OF STOCKHOLDERS AGREEMENT

     A definition of the term "Designating Minority Stockholders" is hereby added to read as follows:

         "DESIGNATING MINORITY STOCKHOLDERS" shall mean Berczi and Schwartz.

2. AMENDMENT TO SECTION 2.1 OF STOCKHOLDERS AGREEMENT

     Section 2.1 of the Stockholders Agreement is hereby amended to read in its entirety as follows:

     2.1 Board

                    (a) Board Representation. Subject to Section 2.1(c), the Board shall consist of (i) such number of individuals as may be designated from time to time by the Designating Minority Stockholders that equals the greater of (a) one and (b) twenty percent (20%) of the total number of directors (rounded, as appropriate, to the nearest whole number) (the "Minority Designee") and (ii) such individuals as may be designated from time to time by the Onex Group (an "Onex Group Designee"). The Designating Minority Stockholders shall be entitled to designate a director or directors as provided in clause (i) above only for so long as the Designating Minority Stockholders collectively own more than five percent (5%) of the shares of Fully-Diluted Common Stock then outstanding; thereafter, Onex shall be entitled to designate all of the directors of the Corporation, subject to Section 2.1(c). Each Minority Designee shall be a Designating Minority






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Stockholder; provided, however, that if and only if, all Designating Minority
Stockholders are Minority Designees and the Designating Minority Stockholders are entitled to designate additional Minority Designees, then such additional Minority Designees are not required to be Designating Minority Stockholders.

         (b) Vacancies. If, prior to his or her election to the Board pursuant to Section 2.1(a), any Minority Designee or Onex Group Designee shall be unable or unwilling to serve as a director of the Corporation, the Designating Minority Stockholders or Onex Group, as applicable, shall be entitled to designate a replacement who shall then be a Minority Designee or an Onex Group Designee, as applicable, for purposes of this Article 2. If, following an election to the Board pursuant to Section 2.1(a), any Minority Designee or Onex Group Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Corporation, the Designating Minority Stockholders or the Onex Group, as applicable, shall, within thirty (30) days of such event, notify the Board in writing of a replacement Minority Designee or Onex Group Designee, as applicable, and either (i) the Stockholders shall vote their shares of Common Stock, at any regular or special meeting called for the purpose of filling positions on the Board or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of such replacement Minority Designee or Onex Group Designee to fill the unexpired term of the Minority Designee or Onex Group Designee who such new Minority Designee or Onex Group Designee, as applicable, is replacing or (ii) the Board shall elect such replacement Minority Designee or Onex Group Designee to fill the unexpired term of the Minority Designee or the Onex Group Designee who such new Minority Designee or Onex Group Designee, as applicable, is replacing. If Stockholders holding a majority of the shares of Common Stock held by the Designating Minority Stockholders or the Onex Group, as applicable, request that any Minority Designee or any Onex Group Designee, as applicable, be removed as a Director (with or without cause) by written notice thereof to the Corporation, then the Corporation shall take all actions necessary to effect, and each of the Stockholders shall vote all his, her or its capital stock in favor of, such removal upon such request.

         (c) Termination of Rights. The right of the Designating Minority Stockholders and the Onex Group to designate directors under Section 2.1(a), and the obligation of the Stockholders to vote their shares as provided herein, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2, (ii) such time as the holders of a majority of the shares of Common Stock held by the Designating Minority Stockholders or the Onex Group elects in writing to terminate their respective rights under this Article 2, or (iii) such time as the Onex Group ceases to own at least fifteen percent (15%) of the shares of Fully-Diluted Common Stock then outstanding.





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         (d) Costs and Expenses. The Corporation will pay all reasonable out-of-pocket expenses incurred by the designees of the Designating Minority Stockholders and the Onex Group in connection with their participation in meetings of the Board (and committees thereof) of the Corporation and the Boards of Directors (and committees thereof) of the Subsidiaries of the Corporation.

         (e) Election of Designees. Each Stockholder shall vote his, her or its shares of Common Stock or Common Stock Equivalents entitled to vote for the election of directors at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Stockholders Agreement (including without limitation the election of persons designated by the Designating Minority Stockholders and the Onex Group to be elected as directors as described in the preceding sentences) and to ensure that the Certificate of Incorporation and Bylaws as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Stockholders Agreement. In order to effectuate the provisions of this Article 2, each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Stockholders Agreement, such Stockholder shall use his, her or its best efforts to call, or cause the appropriate officers and directors of the Corporation to call, a special or annual meeting of stockholders of the Corporation, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to
Section 228(a) of the DGCL.

3. AMENDMENT TO SECTION 7.2(a)(2) OF STOCKHOLDER AGREEMENT

     Section 7.2(a)(2) of the Stockholders Agreement is hereby amended to read in its entirety as follows:

         (2) subject to Section 7.2(b), until such time as such Stockholder ceases to be a Stockholder of the Corporation, either individually or in partnership or jointly or in conjunction with any person, as principal, agent, shareholder or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit its name or any part thereof to be used or employed by or associated with, any person engaged in or concerned with or interested in any business which is competitive with the business carried on by the Corporation or any Subsidiary at such time without, in each case, the prior written consent of the Corporation, which consent shall not be unreasonably withheld or delayed; provided, however , that a Stockholder shall not be bound by the restrictions set forth in this Section 7.2(a)(2) if and during such time as such Stockholder's fully diluted ownership of the equity securities of the Corporation constitutes less than one and one half percent (1.5%) of the total issued and outstanding equity ownership of the Corporation; and




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4. AMENDMENT TO SECTION 3.3(a) OF STOCKHOLDERS AGREEMENT

     Section 3.3(a) of the Stockholders Agreement is amended and restated to read, in its entirety, as follows:

         (a) Rights to Participate in Future Sales. Subject to Section 33(e), in the event that the Corporation or any Affiliated Successor (as hereinafter defined) proposes to issue or sell (a "Preemptive Rights Transaction") any shares of Common Stock, Common Stock Equivalents or other generally voting equity securities (the "Offered Securities"), the Corporation shall first offer (the "Preemptive Rights Offer") to each Stockholder (i) who certifies (to the reasonable satisfaction of the Corporation) that such Stockholder is an Accredited Investor (an "Accredited Offeree") or (ii) who is not a "U.S. person" (as defined in Regulation S under the Securities Act) (a "Foreign Stockholder") but only in the event that the participation of such Foreign Stockholder in the Preemptive Rights Offer would not (a) require delivery by the Corporation or any other person of a prospectus, offering circular or any other similar material (including, without limitation, financial statements of the Corporation), (b) require the registration (or equivalent action) with respect to the Offered Securities or the obtaining of any waiver with respect to the Offered Securities, (c) restrict the Corporation's or its Subsidiaries' ability to complete any transaction in a timely manner, or (d) require the filing by the Corporation or its Subsidiaries of any periodic reports following the completion of any such Preemptive Rights Offer, at the same price and for the same consideration to be paid by the proposed purchaser, that proportion of the Offered Securities which equals that Accredited Offeree's Proportionate Interest at the time the Board determines to issue such Offered Securities. As used herein, the term "Affiliated Successor" shall mean a successor entity to the Corporation (whether by merger, consolidation, reorganization, or otherwise) in which the Onex Group owns at least the same percentage of the fully-diluted common stock of such entity (after giving effect to the merger, consolidation, reorganization, or other transaction) as the Onex Group owns of the Fully-Diluted Common Stock of the Corporation. Notwithstanding the foregoing, as a condition to any Foreign Stockholder's right to participate in any Preemptive Rights Offer, such Foreign Stockholder shall make such undertakings to the Corporation as required to comply with the requirements of Regulation S.

5. AMENDMENT TO SECTION 3.3(c) OF STOCKHOLDERS AGREEMENT

     SECTION 3.3(c) of the Stockholders Agreement is amended and restated to read, in its entirety, as follows:

         (c) Exercise. Any Stockholder may exercise its Preemptive Right by giving notice (an "Exercise Notice") to the Corporation within five (5) days after the Offer Notice (or any supplement thereto) is sent by the Corporation by registered mail to the Stockholder. The Exercise Notice shall specify the




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number of shares of Offered Securities, as the case may be, that the Stockholder wishes to purchase and shall irrevocably bind the Stockholder to purchase such securities at the price and on the date specified in the Offer Notice. If any such Stockholder fails to accept such offer by written notice within five (5) days after the Offer Notice was sent by the Corporation by registered mail to the Stockholder, the Corporation or such Affiliated Successor may proceed with the proposed issue or sale of the Offered Securities, free of any right on the part of such Stockholder under this Section 3.3 in respect thereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]








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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                        CLIENTLOGIC HOLDING
                                        CORPORATION

                                        By: /s/ MARK S. BRIGGS
                                           ------------------------------------
                                        Name: Mark S. Briggs
                                             ----------------------------------
                                        Title: Chief Executive Office
                                              ---------------------------------

                                        ONEX CLIENTLOGIC HOLDINGS LLC

                                        By: /s/ DONALD F. WEST
                                           ------------------------------------
                                           Donald F. West
                                           Director

                                        By: /s/ ERIC J. ROSEN
                                           ------------------------------------
                                           Eric J. Rosen
                                           Director





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                                   SCHEDULE A

C/L HOLDINGS -- STOCKHOLDERS OF RECORD

NAME                                           NO. OF SHARES         NO. OF SHARES
----                                           HELD OUTRIGHT         HELD IN ESCROW
                                               -------------         --------------
Bailey, Melissa                                     5,000
Baurdoux, Jan L.                                   26,876                2,609
Berczi, Peter A.                                  260,000
Biltekoff, Joanne                                  15,000
Briggs, Mark R.                                   200,000
Bush, Sandra                                       30,000
Casey-Christensen, Ann-Marie                        1,650
Casteel, Julie                                     83,333
Crosby, Gary M.                                    20,000
Dekker, Peter E.                                  120,619               11,710
Duryea, Joseph                                     25,000
Erickson, Ole Sommer                               35,132                3,411
Fiene, Brent (to be issued)                            50
Ford, Paul J.                                      71,703
Kawalick, Steve                                     4,200
Koopmans, Sytze                                    21,641                2,101
Kortenhorst, Alessandra M.                          2,008                  195
Kortenhorst, Jules K.                               2,008                  195
Kortenhorst, Jules T.                              50,683               54,103
Kortenhorst, Jules T.                             506,609
Kortenhorst, Rainier G.                             2,008                  195
Kortenhorst, Winston P.                             2,008                  195
Kortenhorst Vetter Family Trust                    49,653                4,820
Levy, Jordan A.                                   153,525
Loubaresse, Frank                                 359,305
Loubaresse, Laurent                               181,367
Onex ClientLogic Holdings LLC                  85,607,360
Online Services SARL                              183,178
Rella, Bill                                       400,000
Sarna, Howard                                     106,666
Schreiber, Ronald M.                              153,525
Schwartz, Edward                                3,921,844
Smits, Caroline J. G.                               2,008                  195
Smits, Jeroen, J.                                   2,008                  195
Szymanski, John M.                                     50
van der Lann, Carien C.                           119,018               11,555
van Gaal, Joost A. J.                             126,475               12,278




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
Waters, Lee                                         5,000
Wright, Stephen C.                                 22,500
Zehr, Gregory L.                                   71,703
                                               ----------              -------

SUBTOTALS                                      92,950,713              103,757

GRAND TOTAL                                    93,054,470